CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to the Registration Statement of SMLX Technologies, Inc. on Form SB-2 of our report dated May 16, 1997, appearing in the Prospectus, which is a part of this Registration Statement and to the reference to our firm under the heading "Experts" in the Prospectus.


                            /s/ Millward & Co., CPAs

                            MILLWARD & CO., CPAs

Fort Lauderdale, Florida
January 15, 1999